Exhibit 10.28
AMENDMENT 2005-1
TO THE
IKON OFFICE SOLUTIONS, INC.
1994 DEFERRED COMPENSATION PLAN
     WHEREAS, IKON Office Solutions, Inc. (the “Company”) maintains the IKON Office Solutions, Inc. 1994 Deferred Compensation Plan, as amended and restated effective December 1, 2002 (the “1994 Plan”), for the benefit of certain eligible employees of the Company and his affiliates;
     WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), sets forth the requirements that apply to nonqualified deferred compensation plans and Notice 2005-1 provides certain transition relief that applies to such plans;
     WHEREAS, provided the actions are taken during the 2005 calendar year, (i) Q&A 18(c) of Notice 2005-1 provides that a plan may be amended to stop future deferrals without resulting in a material modification of the plan; and (ii) Q&A 20(a) of Notice 2005-1 provides that a plan may be amended to provide participants with the ability to make an election to cancel a deferral election during the 2005 calendar year;
     WHEREAS, the Board of Directors of the Company (the “Board”) desires to amend the 1994 Plan to provide that: (i) any individual who has been a participant in the 1994 Plan for at least five years, as of December 31, 2005, may not defer any additional compensation to the 1994 Plan after December 31, 2005; (ii) any individual who has been a participant in the 1994 Plan for less than five years, as of December 31, 2005, can continue to make deferrals to the 1994 Plan after December 31, 2005, if such individual makes an affirmative election to continue deferrals for a period not to exceed the participant’s fifth anniversary as a participant in the 1994 Plan, and, thereafter, no additional deferrals may be made to the 1994 Plan; (iii) no individual may first become a participant in the 1994 Plan after December 31, 2005; and (iv) any participant in the 1994 Plan who remains employed through December 31, 2005 will become fully vested in his benefit under the 1994 Plan as of such date;
     WHEREAS, the Board also desires to amend the 1994 Plan to provide that the Administrator will have the authority to make such amendments to the 1994 Plan as are necessary for the 1994 Plan to comply with the requirements of Section 409A of the Code; and
     WHEREAS, pursuant to Paragraph 20 of the 1994 Plan, the Board may amend the 1994 Plan at any time.
     NOW, THEREFORE, effective July 26, 2005, the 1994 Plan is hereby amended as follows:

1.	The first paragraph of Paragraph 6 of the 1994 Plan is hereby amended by adding a new sentence to the end thereof to read as follows:

“Notwithstanding the immediately preceding sentence, any Participant who is employed by the Employer on December 31, 2005, shall become fully vested in his benefit under the Plan.”

2.	Paragraph 20 of the 1994 Plan is hereby amended by adding a new sentence to the end thereof to read as follows:

“Notwithstanding the foregoing, the Administrator may make all technical, administrative, regulatory and compliance amendments to the Plan that are necessary so the Plan meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.”

3.	A new Paragraph 25 is hereby added to the 1994 Plan to read as follows:

“25. Plan Freeze. Notwithstanding any other provision of the Plan to the contrary, effective July 26, 2005:
(a)	No employee of IKON or an Affiliated Employer may first become a Participant in the Plan for any Plan Year beginning after December 31, 2005.

(b)	Each Participant who, as of December 31, 2005, has participated in the Plan for at least five Plan Years, shall not be eligible to defer or forgo any portion of their Compensation to the Plan after December 31, 2005.

(c)	Each Participant who, as of December 31, 2005, has participated in the Plan for less than five Plan Years, may either (i) continue to defer Compensation to the Plan by making an affirmative election to continue deferrals for a period not to exceed the participant’s fifth anniversary as a participant in the 1994 Plan, and, thereafter, such Participant shall not be eligible to defer or forgo any portion of their Compensation to the Plan after the end of such five Plan Year period or (ii) such Participant may elect to cancel the required deferral elections to the Plan for the Plan Years that commence after December 31, 2005, at such time during the 2005 calendar year as determined by the Administrator, in his sole discretion.”
     IN WITNESS WHEREOF, the Company has authorized a duly appointed officer to execute this Amendment 2005-1 to the 1994 Plan, this 26 day of July, 2005.

IKON OFFICE SOLUTIONS, INC.

By:	Kathleen M. Burns

Title:	Vice President and Treasurer